Press Release

                      KINROSS, TVX AND ECHO BAY AGREE TO
                          AMEND COMBINATION AGREEMENT

Toronto, Ontario - November 19, 2002 Kinross Gold Corporation (TSX-K; Amex-KGC) ("Kinross"), TVX Gold Inc. (TSX-TVX; NYSE-TVX) ("TVX") and Echo Bay Mines Ltd. (TSX-ECO; Amex-ECO) ("Echo Bay") announced today that they have agreed to amend the agreement providing for the proposed combination of the companies to extend the termination date from November 30, 2002 to January 31, 2003 (which date shall automatically be extended to February 28, 2003 if on January 31, 2003 the combination is not completed only because a final order of the Superior Court of Ontario approving the combination has not been obtained). As a result of the U.S. Securities and Exchange Commission's ongoing review of the preliminary proxy statement filed with the Commission on July 16, 2002 and refiled on September 17, 2002, the companies determined that they would not be able to finalize and mail their respective proxy materials in time to hold the special meetings for purposes of considering the proposed combination prior to November 30, 2002. The Companies currently anticipate that the special meetings will be held in early 2003.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: The statements herein that are not historical facts are forward-looking statements. They involve risks and uncertainties that could cause actual results to differ materially from targeted results. These risks and uncertainties include, but are not limited to, the possibility that the combination of Kinross, TVX and Echo Bay may not be completed; future changes in gold prices (including derivatives) and/or production costs which could render projects uneconomic; ability to access financing; availability of hedging opportunities; differences in ore grades; recovery rates and tons mined from those expected; changes in mining and milling/heap leaching rates from currently planned rates; the results of future exploration activities and new exploration opportunities; changes in project parameters as plans continue to be refined; increasingly stringent reclamation requirements imposed by regulatory authorities; and other factors detailed in Echo Bay's filings with the Securities and Exchange Commission.

On September 17, 2002, Echo Bay refiled with the Commission a preliminary proxy statement regarding the proposed business combination transaction referred to in the foregoing information. In addition, Echo Bay will prepare and file with the Commission a definitive proxy statement and other documents regarding the proposed transaction. Investors and security holders are urged to read the definitive proxy statement, when it becomes available, because it will contain important information. The definitive proxy statement will be sent to shareholders of Echo Bay to seek their approval of the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement, when it is available, and other documents filed with the Commission by Echo Bay at the Commission's web site at www.sec.gov. The definitive proxy statement, when it is available, and these other documents may also be obtained for free from Echo Bay by directing a request to Lois-Ann L. Brodrick, Vice President and Secretary, 780-496-9704, investor_relations@echobaymines.ca.


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CERTAIN INFORMATION CONCERNING PARTICIPANTS

The names, affiliations and interests of participants in the solicitation of proxies of Echo Bay's shareholders to approve the combination are included in the preliminary proxy statement.

For further information:

KINROSS GOLD CORPORATION: e-mail info@kinross.com or contact:
Robert M. Buchan                             Gordon A. McCreary
President and Chief Executive Officer        Vice President, Investor Relations
Tel. 416-365-5650                            and Corporate Development
                                             Tel. 416-365-5132

ECHO BAY MINES LTD.: e-mail investor_relations@echobaymines.ca or contact:
Lois-Ann L. Brodrick
Vice President and Secretary
Tel. 780-496-9704

TVX GOLD INC.: e-mail info@tvxgold.com or contact:
T. Sean Harvey                               Carl B. Hansen
President and Chief Executive Officer        Manager, Investor Relations
Tel. 416-366-8160                            Tel. 416-941-0119

NEWMONT MINING CORPORATION: e-mail corprelations@corp.newmont.com or contact:
Russell Ball
Group Executive, Investor Relations
Tel. 303-837-5927